                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

    (2)      Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

    (4)      Proposed maximum aggregate value of transaction:
                                                             -------------------

    (5)      Total fee paid:
                            ----------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)      Amount Previously Paid:
                                    --------------------------------------------

    (2)      Form, Schedule or Registration Statement No.:
                                                          ----------------------

    (3)      Filing Party:
                          ------------------------------------------------------

    (4)      Date Filed:
                        --------------------------------------------------------



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From:    SANFORD TELLER COMMUNICATIONS                   April 30, 2002
         1365 York Avenue
         New York, NY 10021
         (212) 717-0332

For:     MORTON'S RESTAURANT GROUP, INC.                 FOR IMMEDIATE RELEASE
         3333 New Hyde Park Road
         New Hyde Park, NY  11042
         (516) 627-1515
         www.mortons.com

Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         MORTON'S RESTAURANT GROUP, INC.

MORTON'S RESTAURANT GROUP REPORTS NET INCOME FOR 2002 FIRST QUARTER OF $0.54 PER DILUTED SHARE.

New Hyde Park, NY....Morton's Restaurant Group, Inc. (NYSE:MRG) today reported
2002 first quarter revenues of $61,106,000, down 7.9% versus 2001 first quarter revenues of $66,342,000. Net income for the 2002 first quarter was $2,265,000, or $0.54 per diluted share, which includes a pretax gain on insurance proceeds of $1,318,000, or $0.22 per diluted share, and pretax costs of $1,239,000, or $0.21 per diluted share, associated with the company's evaluation of strategic alternatives. Net income for the first quarter of 2001 was $2,744,000, or $0.62 per diluted share.

         For the 2002 first quarter, Morton's of Chicago comparable restaurant revenues declined 11.1%.

         Consistent with its previous announcements, the company said that due to the severe nationwide impact of the World Trade Center terrorist attacks, the continuing impact of the troubled economy, unfavorable business conditions, corporate spending cutbacks and reduced business travel, it has experienced, and may continue to experience, weak revenue trends and negative comparable restaurant revenues. These adverse operating conditions, unfavorable revenue trends, increased operating costs, and investment banking, legal and other costs associated with the company's evaluation of strategic alternatives are expected to negatively impact results.

         The company believes that if such unfavorable conditions continue, or worsen, future results will also be adversely affected, the full extent of which cannot be determined or forecasted at this time.

         On March 26, 2002, the company entered into a definitive merger agreement providing for the acquisition of Morton's by an affiliate of Castle Harlan Partners III, L.P., a New York based private equity investor. The aggregate purchase price (including assumed debt) is approximately $153.5 million. Under the terms of the agreement, Morton's stockholders will receive $12.60 in cash for each share of common stock.

         Allen J. Bernstein, chairman, president and chief executive officer said, "We continue to implement our cost reduction programs to offset the decline in revenues and we were able to reduce general and administrative expenses by over one million dollars in the quarter, compared to the prior year."

         During April 2002, the company opened a new Morton's in King of Prussia, PA. The company has executed agreements to open Morton's in Arlington, VA; Burbank, CA; Paramus, NJ; and Richmond, VA. During January 2002, the Morton's of Chicago steakhouse in Sydney, Australia was closed.

         At March 31, 2002, Morton's Restaurant Group owned and operated 65 restaurants (61 Morton's of Chicago steakhouses and 4 Bertolini's Authentic Trattorias) in 57 cities and 27 states, in the continental United States, Hawaii, Puerto Rico, Canada, Hong Kong and Singapore.


FORWARD-LOOKING STATEMENTS

         EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD - LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.


                                       -2-


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         ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND REGULATORY AND THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

AVAILABILITY OF PROXY STATEMENT

         ON APRIL 16, 2002, MORTON'S RESTAURANT GROUP, INC. FILED A PRELIMINARY PROXY STATEMENT CONTAINING INFORMATION ABOUT MORTON'S, MORTON'S ACQUISITION COMPANY, MORTON'S HOLDINGS, INC., CASTLE HARLAN PARTNERS III, L.P., THE MERGER AND RELATED MATTERS. THE COMPANY ANTICIPATES RELEASING ITS DEFINITIVE PROXY STATEMENT AS PROMPTLY AS POSSIBLE, SUBJECT TO SEC REVIEW. MORTON'S PLANS TO SEND A COPY OF THE DEFINITIVE PROXY STATEMENT TO STOCKHOLDERS TO SEEK THEIR APPROVAL OF THE MERGER. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN THE DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT MORTON'S WITHOUT CHARGE, AT THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV). STOCKHOLDERS MAY ALSO OBTAIN COPIES OF THESE DOCUMENTS WITHOUT CHARGE BY REQUESTING THEM IN WRITING FROM MORTON'S RESTAURANT GROUP, INC., 3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NEW YORK, 11042, ATTENTION: CORPORATE SECRETARY, OR BY TELEPHONE AT (516) 627-1515.

                                       -3-


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                                       -4-

                         MORTON'S RESTAURANT GROUP, INC.
                  (amounts in thousands, except per share data)
                                   (unaudited)


                                                                   Consolidated Statements of Income
                                                                   ---------------------------------
                                                                          Three Months Ended
                                                                          ------------------
                                                                         March 31,  April 1,
                                                                           2002       2001
                                                                      --------------------------
Revenues                                                                  $61,106   $66,342

Food and beverage costs                                                    21,204    22,670
Restaurant operating expenses                                              27,365    27,833
Pre-opening costs, depreciation, amortization and
   non-cash charges                                                         2,437     2,756
General and administrative expenses                                         3,758     4,932
Marketing and promotional expenses                                          1,188     2,199
Gain on insurance proceeds                                                  1,318        --
Costs associated with strategic alternatives and
   proxy contest                                                            1,239        --
Interest expense, net                                                       1,997     2,032
                                                                          -------   -------

     Income before income taxes                                             3,236     3,920

Income tax expense                                                            971     1,176
                                                                          -------   -------

     Net income                                                           $ 2,265   $ 2,744
                                                                          =======   =======

     Net income per share:
              Basic                                                       $  0.54   $  0.66
                                                                          =======   =======
              Diluted                                                     $  0.54   $  0.62
                                                                          =======   =======

     Weighted average shares outstanding:
              Basic                                                         4,182     4,158
                                                                          =======   =======
              Diluted                                                       4,182     4,425
                                                                          =======   =======
------------------------------------------------------------------------------------------------

Number of restaurants at:

     Beginning of periods                                                      66        62
     End of periods                                                            65        62


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                                       -5-

                         MORTON'S RESTAURANT GROUP, INC.
             (amounts in thousands, except share and per share data)
                                   (unaudited)

                                                                          Consolidated Balance Sheets
                                                                         -----------------------------
                                                                            March 31,   December 30,
                                                                               2002         2001
                                                                               ----         ----
Current assets:
  Cash and cash equivalents                                                 $   5,798    $   4,827
  Accounts receivable                                                           2,699        3,988
  Income taxes receivable                                                         560          560
  Inventories                                                                   7,616        8,061
  Landlord construction receivables,
    prepaid expenses and other current assets                                   2,365        2,632
  Deferred income taxes                                                         4,854        4,616
                                                                            ---------    ---------
              Total current assets                                             23,892       24,684
                                                                            ---------    ---------

Property and equipment, net                                                    82,152       82,936

Intangible assets, net of accumulated amortization of $5,072 at March 31,
  2002 and December 30, 2001                                                   10,923       10,923
Deferred income taxes                                                           5,985        6,907
Insurance receivable                                                             --          1,682
Other assets and deferred expenses, net of accumulated amortization
  of $678 at March 31, 2002 and $649 at December 30, 2001                       7,675        7,582
                                                                            ---------    ---------

                                                                            $ 130,627    $ 134,714
                                                                            =========    =========

Current liabilities:
  Accounts payable and accrued expenses                                     $  22,964    $  26,097
  Current portion of obligations to financial institutions and capital
    leases                                                                      3,907        4,477
  Accrued income taxes                                                            305         --
                                                                            ---------    ---------

              Total current liabilities                                        27,176       30,574

Obligations to financial institutions and capital leases, less current
  maturities                                                                   96,993      100,232
Other liabilities                                                               4,289        4,118
                                                                            ---------    ---------
              Total liabilities                                               128,458      134,924
                                                                            ---------    ---------

Stockholders' equity (deficit):
  Preferred stock, $.01 par value per share. Authorized 3,000,000
    shares, no shares issued or outstanding                                      --           --
  Common stock, $.01 par value per share. Authorized 25,000,000
    shares, issued 6,803,801 at March 31, 2002 and December 30, 2001               68           68
  Nonvoting common stock, $.01 par value per share. Authorized
    3,000,000 shares, no shares issued or outstanding                            --           --
  Additional paid-in capital                                                   63,478       63,478
  Accumulated other comprehensive loss                                           (814)        (907)
  Accumulated deficit                                                         (13,830)     (16,095)
  Less treasury stock, at cost, 2,621,326 shares at March 31, 2002 and
     2,624,154 shares at December 30, 2001                                    (46,733)     (46,754)
                                                                            ---------    ---------
              Total stockholders' equity (deficit)                              2,169         (210)
                                                                            ---------    ---------
                                                                            $ 130,627    $ 134,714
                                                                            =========    =========

                                           ######